SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 29, 2005
ALION SCIENCE AND TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-89756 (Commission File Number)	54-2061691 (IRS Employer Identification No.)

10 West 35th Street Chicago, IL 60616 (312) 567-4000	1750 Tysons Boulevard Suite 1300 McLean, VA 22102 (703) 918-4480

(Address, including Zip Code and Telephone Number, including
Area Code, of Principal Executive Offices)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     Alion Science and Technology Corporation (the “Registrant”) has determined that the filing of its Annual Report on Form 10-K for the fiscal year ended September 30, 2005 will be delayed to allow for an independent investigation relating to an anonymous letter received by the Registrant shortly before the deadline for filing the Form 10-K alleging, among other things, that one of the Registrant’s business units has engaged in illegal activities with respect to certain of its business operations. Consistent with the Company’s Ethics Compliance Program, the Corporate Governance and Compliance Committee of the Registrant’s Board of Directors, in consultation with the Audit and Finance Committee of the Registrant’s Board of Directors, is supervising an investigation that is being conducted by independent outside legal counsel into the allegations.
     The Registrant is currently unable to estimate the amount of time necessary to complete the investigation and as such cannot commit to filing the Form 10-K within fifteen calendar days after the due date, as prescribed by Rule 12b-25 of the Securities Exchange Act of 1934.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 5, 2006

ALION SCIENCE AND TECHNOLOGY CORPORATION

By:	/s/ James C. Fontana

Name:	James C. Fontana
Title:	General Counsel and Secretary

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